Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended September 30, 2017

FRANKLIN, Tenn., November 7, 2017 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended September 30, 2017. The Company reported net income for the third quarter of approximately $0.6 million, or $0.02 per diluted common share. Normalized funds from operations and adjusted funds from operations ("AFFO") for the three months ended September 30, 2017 totaled $0.31 per diluted common share.

Highlights include:

•
During the third quarter of 2017, the Company acquired two real estate properties totaling approximately 147,000 square feet for an aggregate purchase price and cash consideration of approximately $28.3 million. Upon acquisition, the properties were 100% leased in the aggregate with lease expirations ranging from 2022 through 2032. In addition, it funded a $5.0 million mezzanine loan to the tenant of one of the properties.

•
During the fourth quarter of 2017, through November 7, 2017, the Company acquired three real estate properties totaling approximately 105,500 square feet for an aggregate purchase price and cash consideration of approximately $25.9 million. Upon acquisition, the properties were 100% leased with lease expirations ranging from 2025 through 2032.

•
On July 26, 2017, the Company completed a public offering of 4,887,500 shares of its common stock, including 637,500 shares of common stock issued in connection with the exercise in full of the underwriters' option to purchase additional shares, and received net proceeds of approximately $108.9 million after deducting underwriting discount and commissions and estimated offering expenses payable by the Company. Proceeds from the offering were used to repay the outstanding balance on our revolving credit facility totaling $58.0 million and to fund the acquisitions described above. This equity offering reduced normalized funds from operations and AFFO for the three months ended September 30, 2017 by approximately $0.11 per diluted common share.

•
On November 2, 2017, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.395 per share. The dividend is payable on December 1, 2017 to stockholders of record on November 17, 2017.

•
The Company has four properties under definitive purchase agreements for an aggregate expected purchase price of approximately $20.3 million. The Company's expected return on these investments range from approximately 9% to 10.5%. The Company anticipates these properties will close during the fourth quarter.  However, the Company is currently performing due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
The Company also has three properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $40.4 million. The Company expects to close on one of these properties sometime in the first half of 2018 and expects to close on the remaining two properties sometime in the second half of 2018. The Company's expected aggregate return on these investments ranges up to approximately 11%.  However, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $358.0 million in 80 real estate properties, including one mortgage note, as of September 30, 2017, located in 26 states, totaling over 1.8 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2017 and June 30, 2017, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	September 30, 2017	December 31, 2016

ASSETS
Real estate properties:
Land and land improvements	$39,810	$29,884
Buildings, improvements, and lease intangibles	307,492	222,755
Personal property	112	97
Total real estate properties	347,414	252,736
Less accumulated depreciation	(31,153)	(18,404)
Total real estate properties, net	316,261	234,332
Cash and cash equivalents	17,479	1,568
Mortgage note receivable, net	10,633	10,786
Other assets, net	10,776	4,843
Total assets	$355,149	$251,529

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$59,284	$51,000
Accounts payable and accrued liabilities	3,226	3,541
Other liabilities	4,743	2,981
Total liabilities	67,253	57,522

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,085,798 and 12,988,482 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	181	130
Additional paid-in capital	323,877	214,323
Cumulative net income	3,223	1,265
Accumulated other comprehensive loss	(386)	—
Cumulative dividends	(38,999)	(21,711)
Total stockholders’ equity	287,896	194,007
Total liabilities and stockholders' equity	$355,149	$251,529

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Rental income	$8,012	$4,985	$21,968	$13,188
Tenant reimbursements	1,158	1,188	3,620	3,250
Mortgage interest	255	270	774	1,367
Other operating	19	—	19	—
	9,444	6,443	26,381	17,805

EXPENSES
Property operating	2,225	963	6,103	3,240
General and administrative	1,069	671	2,674	2,372
Depreciation and amortization	4,544	3,496	12,749	9,643
Bad debts	—	73	67	103
	7,838	5,203	21,593	15,358
OTHER INCOME (EXPENSE)
Interest expense	(1,091)	(185)	(2,897)	(787)
Interest and other income, net	64	9	67	28
	(1,027)	(176)	(2,830)	(759)
NET INCOME	$579	$1,064	$1,958	$1,688

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.02	$0.08	$0.10	$0.16
Net income per common share – Diluted	$0.02	$0.08	$0.10	$0.16
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	16,241,986	12,686,183	13,884,476	10,752,333
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	16,241,986	12,750,967	13,884,476	10,802,095

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income	$579	$1,064
Real estate depreciation and amortization	4,539	3,493
Total adjustments	4,539	3,493
Funds From Operations	$5,118	$4,557
Transaction costs (2)	11	137
Normalized Funds From Operations	$5,129	$4,694
Straight line rent	(417)	(171)
Deferred compensation	395	192
AFFO	$5,107	$4,715
Funds from Operations per Common Share-Diluted	$0.31	$0.36
Normalized Funds From Operations Per Common Share-Diluted	$0.31	$0.37
AFFO Per Common Share-Diluted	$0.31	$0.37
Weighted Average Common Shares Outstanding-Diluted	16,401,718	12,750,967

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
Upon the adoption of Accounting Standards Update ("ASU") No, 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, on January 1, 2017, the Company expects that substantially all of its acquisitions will be accounted for as asset acquisitions. As such, transaction costs related to its acquisitions will be capitalized into the real estate property. The transaction costs of $11,000 above for the three months ended September 30, 2017 relate to costs associated with the $5.0 million mezzanine loan.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated